Verde Science, Inc. Announces New Strategic Direction That Focuses on Providing Innovative Advisory Services Designed to Increase Profitability for Entities in the Burgeoning Medical Marijuana Sector

Company to Offer Expertise to Existing Legal and Licensed Medical and Recreational Marijuana Collectives Throughout North America

LOS ANGELES, CA - May 20, 2014 - Verde Science Inc. (OTCQB: VRCI) today revealed its new strategic direction and business model. Leveraging the company's knowledge and expertise in the implementation of medical marijuana cultivation technology systems, Verde Science will provide advisory services and technical resources to established, licensed dispensaries and growers throughout North America to help them increase profitability, output, and quality, as well as other business benefits. The Company will initially focus its efforts on the vast and highly fragmented Los Angeles County market, the largest medical marijuana (MMJ) market in the world. Among the technical services the Company will introduce is the implementation of aeroponic growing technology, a beneficial growing process whereby no soil or dirt is used. Rather, plants grow with their roots suspended in the air and are intermediately misted with nutrient solution. The announcement was made by Mr. Harp Sangha, CEO of Verde Science, Inc.

Verde Science's efforts will be headed up by recently appointed Director, Luis Bobadilla, and will leverage an exclusive strategic partnership with a Canadian based engineering, design and build company, Worldwide Cannabis Engineering, a firm with more than 20 years experience as an industry leader in the implementation of medical marijuana aeroponic cultivation technology systems.

"Our new strategic relationships and the addition of Mr. Bobadilla and his team bring decades of experience in designing, engineering, building and managing indoor grow facilities utilizing all mediums, including expertise in advanced aeroponic technology, which can produce a product free of pesticides, mold and insect infestation" stated Mr. Sangha.

He added, "When we made the shift to the MMJ business sector, we knew that we could assume a meaningful role in this young and fragmented market. We will be announcing additional strategic relationships that will add to our array of services for our clients. We believe we can become a valuable, cost-effective partner with a large number of existing MMJ and recreational MJ growers who will be faced with greater competition and the need to enhance growing quality products for their patients and customers. We are very excited about our direction and look forward to updating shareholders on our progress in the coming weeks."

About Verde Science, Inc. (VRCI)

Verde Science, Inc. (www.VerdeScienceInc.com) is a public company trading under the symbol (OTCQB: VRCI). The Company is focused on providing advisory services in the burgeoning medical marijuana industry to established, licensed collectives and growers throughout North America, with its initial focus on the vast and highly fragmented Los Angeles County market.

Contact:

For further information please contact: Harp Sangha

Chairman/CEO
1-858-210-0236
harpsangha@shaw.ca

Torrey Hills Capital
Jim MacDonald/Clay Chase
Tel: 1-858-759-9902

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